Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
November 20, 2007

               UNITED NATURAL FOODS ANNOUNCES DILUTED EPS OF $0.32
             AND REVENUES OF $736.4 MILLION ON 13.9% GROWTH FOR THE
                          FIRST QUARTER OF FISCAL 2008

           Updates Fiscal 2008 Guidance to Reflect Projected Impact of
                              Millbrook Acquisition

Dayville, Connecticut - November 20, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net sales for the first quarter of fiscal 2008, ended October 27, 2007, of $736.4 million, an increase of $90.0 million, or 13.9%, from the $646.4 million in net sales recorded in the first quarter of fiscal 2007. The supernatural channel of the wholesale segment contributed to the increase in net sales, showing a comparable growth rate of approximately 22%.

The Company reported net income of $13.6 million, or $0.32 per diluted share, for the first quarter of fiscal 2008. Net income for the first quarter of fiscal 2007 was $12.4 million, or $0.29 per diluted share.

Gross margin was 18.4% for the first quarter of fiscal 2008, which represents a 72 basis point decline from the gross margin of 19.1% for the first quarter of fiscal 2007. The decline in gross margin was due primarily to new customer contracts combined with a shift in the mix of customer growth.

Operating expenses as a percentage of net sales during the first quarter of fiscal 2008 decreased by 43 basis points to 15.1% of net sales, or $111.3 million, and were negatively impacted by $2.3 million in operating expenses related to start-up activities at the Company's Sarasota, Florida and Portland, Oregon area distribution facilities. The Sarasota, Florida facility commenced shipments in September 2007, and the Portland, Oregon area facility is expected to commence operations in early December 2007. For the quarter ended October 28, 2006, operating expenses were $100.4 million, or 15.5% of net sales.

In the quarter ended October 27, 2007, the Company recorded share-based compensation expense of $1.0 million in accordance with Statement of Financial Accounting Standard No. 123R, Share-Based Payment, which was consistent with the same period in fiscal 2007.

The Company's results for the first quarter of fiscal 2008 do not reflect the Company's recent acquisition of Millbrook Distribution Services, Inc. ("Millbrook"), which closed on November 2, 2007.

"We are pleased to announce that first quarter sales came in near the top end of our 11% to 14% growth forecast and that operating results were solid despite $2.3 million of start-up costs related to expansion of our distribution center network" said Michael Funk, President and Chief Executive Officer. "With the Sarasota, Florida facility now open, and the Portland, Oregon area facility expected to open in early December, we look forward to realizing the transportation savings and operational efficiencies expected to be provided by these facilities in the second half of the fiscal year."

Mr. Funk added, "At this time, we continue to implement strategies designed to grow and diversify our business and recently closed on the acquisition of Millbrook. This opportunity is consistent with our long-term plans to expand our presence in the Specialty Foods segment and enhance the breadth of our products, resources and distribution network. We're excited to welcome Millbrook, its customers and associates to our organization."

Updates Fiscal 2008 Guidance to Reflect Projected Impact of Millbrook
Acquisition

The Company is raising its net sales guidance for fiscal 2008, ending August 2, 2008, to reflect the recent acquisition of Millbrook, which closed on November 2, 2007. Fiscal 2008 projected revenues are expected to increase to $3.27 to $3.35 billion, representing an increase of 19% to 22% over net sales in fiscal 2007. Previously, the Company had announced net sales guidance from $3.05 to $3.13 billion, reflecting net sales growth of 11% to 14%. At this time, the Company expects fiscal 2008 U.S. GAAP earnings per diluted share guidance to remain in the range of $1.40 to $1.45 per share, an increase of 19% to 24% over fiscal 2007. The Company expects the Millbrook acquisition to be dilutive by approximately $0.04 in the second quarter of fiscal 2008, and neutral to slightly accretive for the remainder of fiscal 2008.

The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company's control. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EST on November 20, 2007 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 262-2004. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 17,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 and 2007 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."

                             Financial Tables Follow


For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on September 26, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                           Quarters ended
                                                   ----------------------------
                                                    October 27,     October 28,
                                                       2007            2006
                                                   ------------    ------------

Net sales                                          $    736,389    $    646,433
Cost of sales                                           600,918         522,861
                                                   ------------    ------------

             Gross profit                               135,471         123,572
                                                   ------------    ------------

Operating expenses                                      111,266         100,432
                                                   ------------    ------------
             Total operating expenses                   111,266         100,432
                                                   ------------    ------------

             Operating income                            24,205          23,140
                                                   ------------    ------------

Other expense (income):
     Interest expense                                     2,891           2,911
     Interest income                                       (179)           (114)
     Other, net                                              69             (28)
                                                   ------------    ------------
             Total other expense                          2,781           2,769
                                                   ------------    ------------

             Income before income taxes                  21,424          20,371

Provision for income taxes                                7,863           7,945
                                                   ------------    ------------

             Net income                            $     13,561    $     12,426
                                                   ============    ============

Basic per share data:
             Net income                            $       0.32    $       0.29
                                                   ============    ============

Weighted average basic shares of common stock            42,610          42,147
                                                   ============    ============

Diluted per share data:
             Net income                            $       0.32    $       0.29
                                                   ============    ============

Weighted average diluted shares of common stock          42,829          42,599
                                                   ============    ============

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                      (In thousands, except per share data)

                                                                       October 27,      July 28,
                                                                           2007           2007
                                                                       -----------    -----------
ASSETS
------
Current assets:
    Cash and cash equivalents                                          $    19,446    $    17,010
    Accounts receivable, net                                               174,021        160,329
    Notes receivable, trade, net                                             6,965          1,836
    Inventories                                                            364,876        312,377
    Prepaid expenses and other current assets                               11,050          8,199
    Assets held for sale                                                     5,935          5,935
    Deferred income taxes                                                    9,474          9,474
                                                                       -----------    -----------
       Total current assets                                                591,767        515,160

Property and equipment, net                                                193,195        185,083

Other assets:
    Goodwill                                                                79,903         79,903
    Notes receivable, trade, net                                             2,129          2,647
    Intangible assets, net                                                   9,121          8,552
    Other                                                                    8,649          9,553
                                                                       -----------    -----------
Total assets                                                           $   884,764    $   800,898
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                                   $   152,500    $   134,576
    Notes payable                                                          173,118        120,000
    Accrued expenses and other current liabilities                          37,511         37,132
    Current portion of long-term debt                                        6,702          6,934
                                                                       -----------    -----------
       Total current liabilities                                           369,831        298,642

Long-term debt, excluding current portion                                   63,458         65,067
Deferred income taxes                                                        9,273          9,555
Other long-term liabilities                                                  1,094            839
                                                                       -----------    -----------
       Total liabilities                                                   443,656        374,103
                                                                       -----------    -----------

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares at
    October 27, 2007 and July 28, 2007; none issued and outstanding             --             --
  Common stock, $0.01 par value, authorized 100,000 shares;
    43,059 issued and 42,831 outstanding shares at October 27, 2007;
    43,051 issued and 42,822 outstanding shares at July 28, 2007               431            431
  Additional paid-in capital                                               164,649        163,473
  Unallocated shares of Employee Stock Ownership Plan                       (1,162)        (1,203)
  Treasury stock                                                            (6,092)        (6,092)
  Accumulated other comprehensive (loss) income                                (66)           399
  Retained earnings                                                        283,348        269,787
                                                                       -----------    -----------
     Total stockholders' equity                                            441,108        426,795
                                                                       -----------    -----------

Total liabilities and stockholders' equity                             $   884,764    $   800,898
                                                                       ===========    ===========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                               Three months ended
                                                           --------------------------
                                                           October 27,    October 28,
                                                               2007          2006
                                                           -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $    13,561    $    12,426
Adjustments to reconcile net income to net cash
  used in operating activities:
    Depreciation and amortization                                4,678          4,555
    Loss on disposals of property and equipment                      8              5
    Deferred income taxes                                         (101)            --
    Provision for doubtful accounts                                472            660
    Share-based compensation                                     1,004            954
    Gain on forgiveness of loan                                   (157)            --
Changes in assets and liabilities, net of acquisitions:
    Accounts receivable                                        (14,164)       (17,450)
    Inventories                                                (52,246)       (42,955)
    Prepaid expenses and other assets                           (2,693)        (6,585)
    Notes receivable, trade                                        389            264
    Accounts payable                                            29,828         30,729
    Accrued expenses and other current liabilities                 462            150
                                                           -----------    -----------
      Net cash used in operating activities                    (18,959)       (17,247)
                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                           (12,623)        (4,760)
Purchases of acquired businesses, net of cash acquired            (686)           (28)
Payment for loans receivable                                    (5,000)            --
Proceeds from disposals of property and equipment                   --             19
                                                           -----------    -----------
      Net cash used in investing activities                    (18,309)        (4,769)
                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under note payable                  32,500         (7,006)
Increase in bank overdraft                                       8,714          5,816
Repayments of long-term debt                                    (1,684)        (1,458)
Proceeds from exercise of stock options                            134          2,152
Tax benefit from exercises of stock options                         40            874
Proceeds from issuance of long-term debt                            --         10,000
                                                           -----------    -----------
      Net cash provided by financing activities                 39,704         10,378
                                                           -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             2,436        (11,638)
Cash and cash equivalents at beginning of period                17,010         20,054
                                                           -----------    -----------
Cash and cash equivalents at end of period                 $    19,446    $     8,416
                                                           ===========    ===========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest paid, net of amounts capitalized             $     2,779    $     2,996
                                                           ===========    ===========
     Federal and state income taxes paid, net of refunds   $     7,956    $     2,639
                                                           ===========    ===========